                           PLEASE SIGN AND DATE BELOW

    THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT-PROSPECTUS.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "FOR" PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3. THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED "FOR" PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3 UNLESS "AGAINST" OR "ABSTAIN" IS INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "AGAINST" PROPOSAL 4. THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED "AGAINST" PROPOSAL 4 UNLESS "FOR" OR "ABSTAIN" IS INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.
    Please sign exactly as name appears on stock certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Number of Shares -----------------------------    Date: ----------------------------------------
                                                   ----------------------------- Signature
                                                  ----------------------------- Signature,
                                                   if held jointly.
                                                   I (we) do [  ] do not [  ] expect to attend the
                                                   Annual Meeting.
                                                   Number of persons-----------------------------

PLEASE MARK, DATE AND SIGN THIS PROXY, AND RETURN IT PROMPTLY USING THE ENCLOSED
                                RETURN ENVELOPE.

                                REVOCABLE PROXY
                                WESTERN BANCORP
                ANNUAL MEETING OF SHAREHOLDERS--          , 1999
    The undersigned shareholder(s) of Western Bancorp ("Western") hereby nominate(s), constitute(s) and appoint(s) Hugh S. Smith, Jr. and Matthew P. Wagner, and each of them, the attorney, agent, and proxy of the undersigned, with full power of substitution, to vote all stock of Western that the undersigned is entitled to vote at the Annual meeting of Shareholders (the "Annual Meeting") of Western, to be held at 4100 Newport Place, Third Floor,
Newport Beach, California 92660 on          , 1999 at       and any and all
adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, in the manner indicated below on any other matters properly brought before the Annual Meeting or any adjournments thereof, as set forth in the Proxy Statement-Prospectus as follows:
    Please mark your choice in the / / in blue or black ink.
    1. To consider and vote on a proposal to approve the principal terms of the proposed merger of Western with and into U.S. Bancorp pursuant to the Agreement and Plan of Merger.

/ /  FOR                  / /  AGAINST              / /  ABSTAIN

    2. To consider and approve the election of twelve persons to the Western Board of Directors to serve until the Merger is consummated or, if the Merger is not consummated, until the 2000 Annual Meeting of Shareholders at which their successors will be elected and duly qualified. The following persons are the nominees:
    / / FOR all nominees listed below (except as marked to the contrary below), including discretionary authority to cumulate votes.
    / / WITHHOLD AUTHORITY to vote for all nominees listed below
INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE
                     BOX NEXT TO THE NOMINEE'S NAME BELOW.)

/ /  Adriana M. Boeka     / /  Rice E. Brown        / /  John M. Eggemeyer
/ /  William C.           / /  Arnold C. Hahn       / /  Robert L. McKay
Greenbeck
/ /  David I. Rainer      / /  Bernard E.           / /  Hugh S. Smith, Jr.
                          Schneider
/ /  Mark H. Stuenkel     / /  Matthew P. Wagner    / /  Dale E. Walter

    3. To approve the amendment and restatement of Western's Stock Incentive Plan (the "Plan") to: (a) increase the maximum number of shares that may be issued pursuant to the Plan from 1,004,405 shares to 1,500,000 shares in the aggregate; (b) permit the award of shares of common stock of Western to participants in the Plan; (c) provide for the grant of restoration options to participants; and (d) make other technical changes.
    4. To approve a shareholder proposal regarding disclosure of financial information from current directors and prospective director nominees.
    5. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.
       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE
                            REVOKED PRIOR TO ITS EXERCISE.
                         PLEASE SIGN AND DATE ON REVERSE SIDE.